UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2006, DMGI announced its financial results for the quarter ended March 31, 2006. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

On May 10, 2006, DMGI hosted a conference call and webcast to review the financial results for its first quarter ended March 31, 2006. A replay of the call is available on the Company’s website at http://investor.digitalmusicgroupinc.com under the heading “News & Events – Presentations.” Statements made on the call regarding the Company’s results of operations or financial condition include: personnel costs accounted for $442,000 of the selling, general and administrative costs for the quarter; the Company’s pro forma combined gross profit margin in the quarter was 41.1% compared to 47.6% in the fourth quarter of 2005 and 6.3% in the first quarter of 2005; the decline in first quarter gross margin percentage from the fourth quarter of 2005 relates to an increase in the average download rate for songs under short-term distribution agreements; and the Company had 15 full-time employees and six contract resources at the end of the quarter.

The information in this Item 2.02 shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated May 10, 2006 by Digital Music Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: May 23, 2006	By:	/s/ Karen Davis
	Name:	Karen Davis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated May 10, 2006 by Digital Music Group, Inc.